Cooperation Agreement

Between

Administration Committee of Sino-Singapore Tianjin Eco-city

and

Deyuagri (Tianjin) Co., Ltd.

The Parties to the Agreement (hereinafter referred to as "the Parties")

Party A: Administration Committee of Sino-Singapore Tianjin Eco-city (“Party A”)

Party A is the representative organisation of Tianjin Municipal Government, and on behalf of the Tianjin Municipal Government, carries out unified administrative management to Sino-Singapore Tianjin Eco-city (“Eco City”).

Party B: Deyuagri (Tianjin) Co., Ltd. (“Party B”)

Party B was established with the registered capital of RMB 10 million Yuan paid up by Deyufarm Innovation Food (Beijing) Co., Ltd., and is principally engaged in wholesales and retail sales of packed food, technology development, import and export of merchandises, project investments, investment management, exhibition contracting and cultural and artistic exchanges (excluding performance).

To establish a strategic cooperative relationship between the Parties, Party A offers clear and definite governmental support and preferential treatment to Party B on development and investment operation in Eco City. Through friendly negotiation of the Parties, strategic cooperation agreement (hereafter referred to as the “Agreement”) is reached as follows:

Article 1      Supportive Policy

In order to support Party B’s operation and development in the Eco City, should Party B achieves an annual turnover of sales of RMB150 million Yuan, Party A shall offer policy support or preferential treatment to Party B as follows:

1.1. Business income tax: For the first two years from the profit-making year, Party A shall offer 100% financial support to Party B in respect of Eco City’s retained portion of the business income tax paid by Party B (i.e. on the 40% of business income tax), and for each of the following 3rd to 5th years, Party A shall offer 50% financial support to Party B.

1.2. Turnover tax and value added tax: For five years from the date of actual commencement of sales (to be determined as the time when the first invoice is issued), Party A shall offer 50% financial support to Party B in respect of Eco City’s retained portion (i.e. 100% of the turnover tax and 25% of the value added tax) of the turnover tax and the value added tax paid by Party B.

1.3. Personal income tax: Party A shall offer 50% reimbursement as incentive to those managerial and professional and technical personnel employed by Party B with annual salaries of above RMB60,000 Yuan, in respect of Eco City’s retained portion of the personal income tax paid by them prior to December 31, 2015 (i.e. on the 40% of the personal income tax). In the case that the personnel employed by Party B purchases real estate housing property in Eco City prior to December 31, 2015, Party A shall offer 100% reimbursement as incentives in respect of the Eco City’s retained portion of the personal income tax paid by the personnel of Party B.

1.4. Government Services: Party A shall actively assist Party B in establishing the organization, arranging for necessary verifications for commencement of business, obtaining valid documents or licenses approval, and actively assist employees of Part B who are from regions outside Tianjin City to register their residence in Tianjin City, social security coverage, title and help arrange for related procedures, etc.

Article 2      Confidentiality

2.1. The Parties shall keep confidential any non-public information of the Parties known to each other as a result of the execution and performance of this Agreement and, without the consent of the other party, none of the Parties shall disclose such confidential information to any third party or use such confidential information for any other purposes irrelevant to this Agreement. In the event that any one of the Parties is in default, the non-defaulting party shall have the right to take  action against the defaulting party and seek appropriate remedy and compensation.

2.2. The Parties shall not be released from the obligation of keeping confidentiality as a result of the termination of the Agreement until the related information has become public.

Article 3      Breach of the Agreement and Alteration

3.1. Party B shall not move away from Eco City during the term of this Agreement unless Party B shall repay all offered financial supports to Party A together with interests thereon according to bank lending rates in respect of the corresponding period.

3.2. In the case of there being changes of state tax revenue, financial laws, laws and regulations which may affect the implementation of the above mentioned preferential policies, the Parties shall on friendly basis negotiate for workable solutions and execute supplemental or modification agreements separately.

Article 4      Supplementary Provisions

4.1. This agreement shall come into effect from the date signing hereof by the respective authorized representatives of the Parties and affixing the official seals thereon, and shall bind the Parties as from the effective date. Either Party shall not rescind, terminate or alter this Agreement without consensus of the Parties through consultation.

4.2. Should there be outstanding issues after the signing hereof, the Parties shall timely consult with each other and execute a supplemental agreement. The supplemental agreement shall form an integral part of this Agreement and shall have the same binding effect on the Parties as this Agreement.

4.3. This Agreement is executed in duplicates and each of the Parties shall retain an original copy with equal legal binding effect.

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Signature page

Administration Committee of Sino-Singapore Tianjin Eco-city

Authorized Representative:
/s/ Authorized Representative
(signed)

Date:  March 16, 2011

Deyuagri (Tianjin) Co., Ltd.

Authorized Representative:
/s/ Authorized Representative
(signed)

Date:  June 16, 2011

协议双方（以下简称双方）：

甲方：中新天津生态城管理委员会

天津市人民政府派出机构，代表天津市人民政府对中新天津生态城实施统一行政管理。

乙方：天津德天御食品有限公司

注册资金 1000 万元人民币，由德天御生态科技（北京）有限公司出资设立，主营预包装食品批发、销售；技术开发；货物进出口；项目投资；投资管理；承办展览展示及文化艺术交流（不含演出）。

甲乙双方为建立战略合作关系，明确甲方对于乙方在生态城开展投资业务所给予的政府扶持和优惠待遇，经友好协商，达成战略合作协议（以下简称“协议”）如下：

第一条 政策扶持

为支持乙方在生态城的运营发展，如乙方年营业额达到 1.5 亿元人民币，甲方将给予下列扶持政策或优惠待遇：

1.1 企业所得税：自获利年度起，对乙方缴纳的企业所得税生态城留成部分（即企业所得税的 40%），前两年每年给予 100%的财政扶持，第三至五年每年给予 50%的财政扶持。

1.2 营业税、增值税：自实际营业之日起（根据开具第一张发票的时间确定），对乙方缴纳的营业税、增值税生态城留成部分（即营业税的 100%、增值税的 25%），五年内给予 50%的财政扶持。

1.3 个人所得税：对乙方聘用的年薪在 6 万元人民币以上的管理人员和专业技术人员，2015 年 12 月 31 日之前，按其缴纳的个人所得税生态城留成部分（即个人所得税的 40%）的 50%给予奖励。如乙方员工在生态城购买商品房，2015 年 12 月 31 日之前，按其缴纳的个人所得税生态城留成部分的 100%给予奖励。

1.4 政府服务：甲方将积极协助乙方办理该等机构设立、开业所需的审核手续、取得有效的批复文件或证照；积极配合乙方为引进的人才办理天津市户口、社保关系、职称等相关手续。

第二条　保密

2.1　甲乙双方对因本协议的签署和履行而知悉的对方的非公开信息、本协议所涉事项承担保密责任，非经对方同意任何一方不得将上述信息向第三方披露或用于与本协议无关的任何目的。若一方违反上述约定，守约方有权依法采取适当补救措施并索赔。

2.2　双方的保密责任不因本协议的终止而终止，直至相关信息成为公开信息。

第三条 违约及变更

3.1 乙方在存续期内不得迁出生态城，否则须向甲方归还全部财政扶持，并按银行同期基准贷款利息补交利息。

3.2 如因国家税收和财政法律、法规调整，进而可能影响到上述优惠政策的执行，双方同意在友好协商的基础上寻求可行的解决方案，并另行签订补充或变更协议。

第四条 附则

4.1 本协议自双方授权代表签字并加盖公章之日之起生效，自生效之日起对甲乙双方具有约束力。非经双方协商一致，任何一方不得解除、终止和修改本协议。

4.2 本协议签署后，若有未尽事宜，双方应及时协商并签订补充协议。补充协议构成本协议不可分割的组成部分，与本协议具有法律效力。

4.3 本协议正本一式贰份，甲乙双方各执一份，每份正本具有同等法律效力。

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签字页（此页无正文）

中新天津生态城管理委员会

代表：

1013-2011

二〇一一年__月__日

天津德天御食品有限公司

代表：

二〇一一年 6 月 16 日